ANSYS, INC.
2600 ANSYS DRIVE
CANONSBURG, PA 15317

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ANSS2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V40799-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANSYS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

		For	Against	Abstain
1.	Proposal to adopt the Agreement and Plan of Merger (the "merger agreement"), dated as of January 15, 2024, by and between ANSYS, Inc. ("Ansys"), Synopsys, Inc. and ALTA Acquisition Corp., as it may be amended from time to time (the "merger agreement proposal").	☐	☐	☐
2.	Proposal to approve, on a non-binding, advisory basis, the merger-related compensation that will or may be paid to Ansys' named executive officers in connection with the transactions contemplated by the merger agreement (the "compensation proposal").	☐	☐	☐
3.	Proposal to approve the adjournment of the special meeting to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger agreement proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to Ansys stockholders (the "adjournment proposal").	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments, continuations or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Ansys

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com

V40800-TBD

ANSYS, INC.
Special Meeting of Stockholders
May 22, 2024 11:00 A.M. Eastern Time

www.virtualshareholdermeeting.com/ANSS2024SM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints AJEI S. GOPAL and RACHEL PYLES, attorneys and proxies, with full power of substitution, to represent the undersigned and to vote all shares of ANSYS, Inc. which the undersigned is entitled to vote at the Special Meeting of Stockholders of ANSYS, Inc. to be held virtually on May 22, 2024 at 11:00 A.M. Eastern Time, or at any adjournments or postponements thereof, upon all matters set forth in the Notice of Special Meeting and Proxy Statement, with all powers that the undersigned would posses if personally present.

This proxy, when properly executed, will be voted in the manner directed herein. **If no direction is made, the proxy will be voted "FOR" each of proposals 1 (the merger agreement proposal), 2 (the compensation proposal) and 3 (the adjournment proposal).** In their discretion, the proxies named herein are authorized to vote in accordance with their judgment upon such other matters as may properly come before the Special Meeting and any adjournments, continuations or postponements thereof.

IT IS IMPORTANT THAT THESE SHARES BE REPRESENTED AT THE SPECIAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE URGE YOU TO SUBMIT YOUR VOTE VIA THE INTERNET, TELEPHONE, OR MAIL.

Continued and to be signed on reverse side